Exhibit T3C


=============================================================================









                           GROVE HOLDINGS, INC.,
                                 as Company


                                $45,000,000

                          14% DEBENTURES DUE 2007



                       --------------------------------

                                 INDENTURE

                       Dated as of September  ], 2001

                      --------------------------------






                            The Bank of New York
                                 as Trustee


=============================================================================




                           CROSS-REFERENCE TABLE*

Trust Indenture Act..............................................Indenture
310 (a)(1)............................................................7.10
         (a)(2) ......................................................7.10
         (a)(3).......................................................N.A.
         (a)(4).......................................................N.A.
         (a)(5).......................................................7.10
         (b)..........................................................7.10
         (c)..........................................................N.A.
311      (a)..........................................................7.11
         (b)..........................................................7.11
         (c)..........................................................N.A.
312      (a)..........................................................2.06
         (b).........................................................11.03
         (c).........................................................11.03
313      (a)..........................................................7.06
         (b)(2).......................................................7.07
         (c)...................................................7.06, 11.02
314       (a)..................................................4.03, 11.02
         (c)(1)......................................................11.04
         (c)(2)......................................................11.04
         (c)(3).......................................................N.A.
         (e).........................................................11.05
         (f)............................................................NA
315      (a)..........................................................7.01
         (b)...................................................7.05, 11.02
         (c)..........................................................7.01
         (d)..........................................................7.01
         (e)..........................................................6.11
316 (a)(last sentence)................................................2.10
         (a)(1)(A)....................................................6.05
         (a)(1)(B)....................................................6.04
         (a)(2).......................................................N.A.
         (b)..........................................................6.07
         (c)..........................................................2.13
317 (a)(1)............................................................6.08
         (a)(2).......................................................6.09
         (b)..........................................................2.05
318      (a).........................................................11.01
         (b)..........................................................N.A.
         (c).........................................................11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.



                                               TABLE OF CONTENTS

                                                                                                              Page


   ARTICLE 1      DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................1

   Section 1.01.  Definitions....................................................................................1

   Section 1.02.  Other Definitions.............................................................................13

   Section 1.03.  Incorporation by reference of Trust Indenture Act.............................................13

   Section 1.04.  Rules of Construction.........................................................................14


   ARTICLE 2      THE DEBENTURES................................................................................14

   Section 2.01.  Form and Dating...............................................................................14

   Section 2.02.  Title and Terms...............................................................................16

   Section 2.03.  Execution and Authentication..................................................................17

   Section 2.04.  Registrar and Paying Agent....................................................................18

   Section 2.05.  Paying Agent to Hold Money and Additional Debentures in Trust.................................18

   Section 2.06.  Holder Lists..................................................................................18

   Section 2.07.  Transfer and Exchange.........................................................................19

   Section 2.08.  Replacement Debentures........................................................................20

   Section 2.09.  Outstanding Debentures........................................................................21

   Section 2.10.  Treasury Debentures...........................................................................21

   Section 2.11.  Temporary Debentures..........................................................................21

   Section 2.12.  Cancellation..................................................................................21

   Section 2.13.  Defaulted Interest............................................................................22

   Section 2.14.  CUSIP Numbers.................................................................................22

   Section 2.15   Issuance of Additional Debentures.............................................................22


   ARTICLE 3      REDEMPTION AND PREPAYMENT.....................................................................23

   Section 3.01.  Notices to Trustee............................................................................23

   Section 3.02.  Selection of Debentures to Be Redeemed........................................................23

   Section 3.03.  Notice of Redemption..........................................................................23

   Section 3.04.  Effect of Notice of Redemption................................................................24

   Section 3.05.  Deposit of Redemption Price...................................................................24

   Section 3.06.  Debentures Redeemed in Part...................................................................25

   Section 3.07.  Optional Redemption...........................................................................25


   ARTICLE 4      COVENANTS.....................................................................................26

   Section 4.01.  Payment of Debentures.........................................................................26

   Section 4.02.  Maintenance of Office or Agency...............................................................26

   Section 4.03.  Reports.......................................................................................27

   Section 4.04.  Compliance Certificate........................................................................27

   Section 4.05.  Taxes.........................................................................................28

   Section 4.06.  Stay, Extension and Usury Laws................................................................28

   Section 4.07.  Restricted Payments...........................................................................30

   Section 4.08.  Incurrence of Indebtedness and Issuance of Preferred Stock....................................32

   Section 4.09.  Designation of Restricted and Unrestricted Subsidiaries.......................................33

   Section 4.10.  Sale of Assets................................................................................33

   Section 4.11.  Transactions with Affiliates..................................................................33

   Section 4.12.  Limitation on Liens...........................................................................35

   Section 4.13.  Corporate Existence...........................................................................35

   Section 4.14.  Offer to Purchase Upon Change of Control......................................................35

   Section 4.15.  Limitation on Pledges and Issuance Capital Stock of Restricted Subsidiaries...................36

   Section 4.16.  Investments...................................................................................36

   Section 4.17.  Payments for Consent..........................................................................37

   Section 4.18.  Consummation Of Plan Of Reorganization........................................................37

   Section 4.19.  Operating Leases; Sale/Leasebacks.............................................................37

   Section 4.20.  Notice of Certain Events......................................................................37


   ARTICLE 5      SUCCESSORS....................................................................................38

   Section 5.01.  Merger, Consolidation, or Sale of Assets......................................................38

   Section 5.02.  Successor Corporation Substituted.............................................................39


   ARTICLE 6      DEFAULTS AND REMEDIES.........................................................................39

   Section 6.01.  Events of Default.............................................................................39

   Section 6.02.  Acceleration..................................................................................40

   Section 6.03.  Other Remedies................................................................................40

   Section 6.04.  Waiver of Past Defaults.......................................................................41

   Section 6.05.  Control by Majority...........................................................................41

   Section 6.06.  Limitation on Suits...........................................................................41

   Section 6.07.  Rights of Holders of Debentures to Receive Payment............................................42

   Section 6.08.  Collection Suit by Trustee....................................................................42

   Section 6.09.  Trustee May File Proofs of Claim..............................................................42

   Section 6.10.  Priorities....................................................................................42

   Section 6.11.  Undertaking for Costs.........................................................................43


   ARTICLE 7      TRUSTEE.......................................................................................43

   Section 7.01.  Duties of Trustee.............................................................................44

   Section 7.02.  Rights of Trustee.............................................................................45

   Section 7.03.  Individual Rights of Trustee..................................................................45

   Section 7.04.  Trustee's Disclaimer..........................................................................45

   Section 7.05.  Notice of Defaults............................................................................45

   Section 7.06.  Reports by Trustee to the Holders.............................................................45

   Section 7.07.  Compensation and Indemnity....................................................................46

   Section 7.08.  Replacement of Trustee........................................................................47

   Section 7.09.  Successor Trustee by Merger, etc..............................................................48

   Section 7.10.  Eligibility; Disqualification.................................................................48

   Section 7.11.  Preferential Collection of Claims Against Company.............................................48


   ARTICLE 8      LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................................................48

   Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance......................................48

   Section 8.02.  Legal Defeasance and Discharge................................................................48

   Section 8.03.  Covenant Defeasance...........................................................................49

   Section 8.04.  Conditions to Legal or Covenant Defeasance....................................................49

   Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
                  Miscellaneous Provisions......................................................................50

   Section 8.06.  Repayment to Company..........................................................................51

   Section 8.07.  Reinstatement.................................................................................51


   ARTICLE 9      AMENDMENT, SUPPLEMENT AND WAIVER..............................................................52

   Section 9.01.  Without Consent of Holders of Debentures......................................................52

   Section 9.02.  With Consent of Holders of Debentures.........................................................53

   Section 9.03.  Compliance with Trust Indenture Act...........................................................54

   Section 9.04.  Revocation and Effect of Consents.............................................................54

   Section 9.05.  Notation on or Exchange of Debentures.........................................................54

   Section 9.06.  Trustee to Sign Amendments, etc...............................................................54


   ARTICLE 10     SATISFACTION AND DISCHARGE....................................................................54

   Section 10.01. Satisfaction and Discharge....................................................................54

   Section 10.02. Deposited Money and Government Securities to be Held in Trust; Other
                  Miscellaneous Provisions......................................................................55

   Section 10.03. Repayment to Company..........................................................................55


   ARTICLE 11     MISCELLANEOUS.................................................................................56

   Section 11.01. Trust Indenture Act Controls..................................................................56

   Section 11.02. Notices.......................................................................................56

   Section 11.03. Communication by Holders of Debentures with Other Holders of Debentures.......................57

   Section 11.04. Certificate and Opinion as to Conditions Precedent............................................57

   Section 11.05. Statements Required in Certificate or Opinion.................................................57

   Section 11.06. Rules by Trustee and Agents...................................................................58

   Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders......................58

   Section 11.08. Governing Law.................................................................................58

   Section 11.09. No Adverse Interpretation of Other Agreements.................................................58

   Section 11.10. Successors....................................................................................58

   Section 11.11. Severability..................................................................................58

   Section 11.12. Counterpart Originals.........................................................................59

   Section 11.13. Table of Contents, Headings, etc..............................................................59

EXHIBITS
Exhibit A FORM OF DEBENTURE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE




                  INDENTURE dated as of September [ ], by and among GROVE HOLDINGS, INC., a Delaware corporation (the "Company") and The Bank of New York, a New York corporation, as trustee (the "Trustee").

                                  RECITALS

                  A. The Company and certain of its subsidiaries and affiliates (the "Debtors") filed for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Pennsylvania (the "Bankruptcy Court"); and

                  B. By order, dated September [ ], 2001, the Bankruptcy Court has confirmed the Debtors' joint plan of reorganization in accordance with section 1129 of the Bankruptcy Code (the "Plan"); and

                  C. As part of the Plan, the Company has agreed to issue the Debentures (as defined herein) to certain holders of indebtedness of the Company and such subsidiaries;

                  NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Debentures (the "Debentures"):

                                 ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  "Additional Debentures" means 14% Debentures due 2007, issued from time to time under this Indenture after the Issue Date pursuant to Section 2.02 of this Indenture.

                  "Affiliate" means with respect to any Person, any other Person which, directly or indirectly controls, is controlled by, or is under common control with such Person, each executive officer, director, general partner or joint-venturer of such Person and each Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global
Debenture, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Sale" means (a) the sale, lease, transfer, conveyance or other disposition of any assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person or permit the sufferance of any other Person's acquisition of any interest in any of its assets; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by
Section 5.01, and (b) in the case of any Restricted Subsidiary, issue or sell any share of such Restricted Subsidiary's Capital Stock other than to the Company or a Restricted Subsidiary of the Company.

                  "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors as amended from time to time.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Harrisburg, Pennsylvania are authorized or required by law to close.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Restricted Subsidiaries under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be in conformity with GAAP.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Cash Equivalents" means (a) Government Securities; (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's ("S&P") or P-2 by Moody's Investor Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest in assets satisfying the requirements of clauses (a) through (f) of this definition and are sponsored by a registered broker dealer or mutual fund distributor.

                  "Clearstream" means Clearstream Banking, S.A. of Luxembourg, or any successor securities clearing agency.

                  "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with this Indenture); (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than any underwriters in connection with an underwritten public offering, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 51% of the Voting Stock of the Company or Grove Investors (measured by voting power rather than the number of shares); (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; (e) the Company ceases to directly own 100% of the Voting Stock of Grove Worldwide or (f) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

                  (a) the par or stated value of all outstanding Capital Stock of the Company,

                  plus

                  (b) paid-in capital or capital surplus relating to such Capital Stock plus

                  (c)    any retained earnings or earned surplus, less:

                              (1)  any accumulated deficit, and

                              (2)  any amounts attributable to Disqualified
                                   Stock.

                  "Continuing Director" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors with the approval of a majority of the Directors who were members of the Board of Directors at the time of such nomination.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

                  (g) Liens on assets at the time the Person acquired such assets, including any acquisition by means of a merger or consolidation with or into such Person; provided, however, that any such Lien may not extend to any other assets of such Person; provided further, however, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such assets were acquired by such Person;

                  (h) Liens on the assets of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other assets of such person that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary;

                  (i) Liens arising out of judgments or awards against such person or a Subsidiary with respect to which such person or the Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

                  (j) Liens arising out of sale and leaseback transactions permitted under Section 4.19 hereof; and

                  (k) Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above.

                  "Dealer Receivables Financing" means (i) any off-balance sheet financing of dealer obligations owing to the Company or any of its Restricted Subsidiaries, with limited recourse to the Company and its Restricted Subsidiaries; (ii) or any other such financing having a similar purpose.

                  "Debentures" means the Initial Debentures and the Additional Debentures.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Debenture" means Debentures that are in the form of Exhibit A attached hereto without the Global Debenture Legend and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

                  "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than as a result of an optional call for redemption by the Person), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a "change of control" or asset sale), in whole or in part, on or prior to the date that is 91 days after the stated maturity date of the Debentures. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Person to repurchase such Capital Stock upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock otherwise provide that the Person may not repurchase or redeem any such Capital Stock pursuant to such provisions.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Dollars" and the sign "$" each mean the lawful currency of the United States of America.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (v) all other non-cash charges (including, without limitation, any and all charges required in connection with "fresh start" accounting) and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Capital Stock to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, and (iv) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Capital Stock. Notwithstanding the foregoing, "EBITDA" of the Company for each of the fiscal quarters ending March 31, 2001, June 30, 2001 and September 30, 2001 is, and, for purposes of calculations hereunder shall be, $13,900,000, $7,200,000 and $6,200,000, respectively.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear systems or any successor clearing agency.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution delivered to the Trustee.

                  "Fiscal Year" means the twelve month period ending on September 30 (or the Saturday closest thereto).

                  "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Global Debenture Legend" means the legend set forth in
Section 2.07, which is required to be placed on all Global Debentures issued under this Indenture.

                  "Global Debentures" means the Global Debentures in the form of Exhibit A hereto issued in accordance with Section 2.02 hereof.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America or issued by any agency thereof, and the payment for which the United States pledges its full faith and credit.

                  "Grove Investors" means Grove Investors, Inc., a Delaware corporation.

                  "Grove Worldwide" means Grove Worldwide, Inc.

                  "Grove Worldwide Credit Agreement" means that certain Credit Agreement, dated as of September [ ], 2001, by and among Grove Worldwide Inc., as borrower, the subsidiary guarantors listed therein, the lenders named therein and [The Chase Manhattan Bank], as administrative agent for the lenders.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described above in the language preceding clause (a) of this sentence; provided, however, that, for purposes of this Agreement, "Guaranty Obligation" shall not include any residual value guaranties consistent with the Company's customary business practices. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices for the sole purpose of hedging in the normal course of business and consistent with industry practices and not entered into to engage in any speculative transaction.

                  "Holder" means a Person in whose name a Debenture is registered.

                  "Indebtedness" of any Person means without duplication
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to surety bonds and performance bonds, whether or not matured, (d) all obligations for the deferred purchase price of property or services outside the ordinary course of business, (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) outside the ordinary course of business, (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) Disqualified Stock, with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price,
(i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (k) the amount of any Dealer Receivables Financing.

                  "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

                  "Initial Debentures" means the 14% Debentures due 2007 issued under this Indenture on the Issue Date pursuant to the Plan.

                  "Interest Coverage Ratio" means, with respect to any Person for the most recent four consecutive fiscal quarters, the ratio of EBITDA of such Person for such period to Interest Expense of such Person for such period.

                  "Interest Expense" means, with respect to any person for any period, (a) total interest expense of the Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) Disqualified Stock Dividends minus (b) the sum of (i) net gains of the Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of the Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "Interest Payment Date" shall have the meaning ascribed to such term in Section 2.02 hereof.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by,
(ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business of such Person as then conducted at the time of such loan or advance or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person. Investment excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Issue Date" means September [___], 2001.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "New Senior Secured Facility" means the credit facility to be entered into by Grove Worldwide pursuant to the Plan, together with all notes, security agreements, mortgages, pledge agreements and guarantees delivered in connection therewith, as the same may be amended, restated, replaced, refinanced or extended from time to time. A credit facility shall be a New Senior Secured Facility for purposes of this Agreement only if it contains a statement to the effect that it is a New Senior Secured Facility for purposes of this Agreement.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.04 and 11.05 hereof.

                  "Opinion of Counsel" means an opinion, from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

                  "Permitted Acquisition" means the acquisition by any of the Company or its Restricted Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Company or any Restricted Subsidiary of the Company (with the Company, in the case of a merger with the Company, being the surviving corporation).

                  "Permitted Investments" has the meaning set forth in
Section 4.16.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means the Amended Joint Plan of Reorganization in the Chapter 11 cases of the Company and certain of its Subsidiaries, dated June 25, 2001, as such Plan may be amended, modified, supplemented or restated from time to time.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Capital Stock of the Person making such dividend or distribution, or a dividend or distribution payable solely to the Company and/or one or more Restricted Subsidiaries (and if not wholly-owned proportionately to the other shareholders in accordance with their respective interest in the Person making such dividend or dstribution), (b) any redemption, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Company or any of its Restricted Subsidiaries now or hereafter outstanding other than one payable solely to the Company and/or one or more Restricted Subsidiaries, (c) any redemption, retirement or similar payment, purchase or other acquisition for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund, amortization or other installment obligation, in each case due within one year of the date of acquisition) or (d) any Investment (other than Permitted Investments).

                  "Restricted Subsidiary" means Grove Worldwide and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Security" means any Capital Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include the Debentures.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as the same (or any successor rule or regulation) may from time to time be in effect.

                  "Subordinated Obligations" means any Indebtedness of the Company or any Subsidiary (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Debentures pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall be appointed pursuant to the applicable provisions of this Indenture, and thereafter such successor Trustee.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company (other than Grove Worldwide or any other direct Subsidiary of the Company) which is classified after the Issue Date as an Unrestricted Subsidiary in compliance with the covenant set forth in Section 4.09 hereof.

                  "Voting Stock" means Capital Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

                  "Wholly-Owned Subsidiary" of a specified Person means any Subsidiary, all of the Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by such Person.

Section 1.02.     Other Definitions.

                                                                Defined in
     Term                                                        Section
"Authentication Order"..........................................   2.03
"Benefited Party"...............................................  10.01
"Change of Control Offer".......................................   4.15
"Change of Control Payment".....................................   4.15
"Change of Control Payment Date"................................   4.15
"Covenant Defeasance"...........................................   8.03
"DTC"...........................................................   2.04
"Event of Default"..............................................   6.01
"Interest Payment Date".........................................   2.02
"Legal Defeasance"..............................................   8.02
"Maturity Date".................................................   2.02
"Paying Agent"..................................................   2.04
"Payment Default"...............................................   6.01
"Reference Date"................................................   2.02
"Registrar".....................................................   2.04
"Successor Company".............................................   5.01

Section 1.03.     Incorporation by reference of Trust Indenture Act

         (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         (b) The following TIA terms used in this Indenture have the following meanings:

             "indenture securities" means the Debentures;

             "indenture security Holder" means a Holder;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee; and

             "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

         (a) Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (6) "including" means "including without limitation";

                  (7) provisions apply to successive events and transactions; and

                  (8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                 ARTICLE 2

                               THE DEBENTURES

Section 2.01.     Form and Dating.

         (a) General. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is hereby incorporated in and expressly made part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, custom or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Form of Debentures. Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the ["General Terms and Conditions of Clearstream Bank"] and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Debentures that are held by Participants through Euroclear or Clearstream.

         (d) Book-Entry Provisions. This Section 2.01(d) shall only apply to Global Debentures deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Debenture, and the Depositary shall be created by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Debenture.

         (e) Certificated Securities. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within ninety
(90) days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.03 that the Debentures be represented by Debentures in global form shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Debentures, will authenticate and deliver Debentures in definitive form, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

                  The Company may at any time and in its sole discretion determine that Global Debentures shall no longer be represented by such Global Debentures. In such event, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of definitive Debentures of the same terms and tenor, will authenticate and deliver Debentures in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

                  If specified by the Company, pursuant to this Section
2.03 with respect to Global Debentures, the Depositary may surrender Global Debentures in exchange in whole or in part for Definitive Debentures of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of Definitive Debentures, shall authenticate and deliver, without service charge to the Holders:

                  (i) to each Person specified by such Depositary a new Definitive Debenture of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                  (ii) to such Depositary a new Global Debenture in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Debenture and the aggregate principal amount of the Definitive Debentures delivered to Holders pursuant to clause (a) above.

                  Upon the exchange of a Global Debenture for Definitive Debentures, such Global Debenture shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Debentures in exchange for a Global Note pursuant to this Section 2.01(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Debenture to or as directed by the Persons in whose names such Debentures are so registered or to the Depositary.

Section 2.02.     Title and Terms.

                  The Debentures shall be known and designated as the "14% Debentures due 2007" of the Company. Principal and interest on the Debentures to the extent not previously paid in full in cash shall be due and payable in cash on the maturity of the Debentures, which shall be September [15], 2007 ("Maturity Date").

                  Interest shall accrue from __________, 2001 at the rate of fourteen percent (14%) per annum until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on ___________ 15 and __________ 15 in each year, commencing _________ 15, 2002 (each an "Interest Payment Date").

                  Interest shall be payable to the Holders of record of the Debentures at 5:00 p.m., New York City time, on the fifteenth Business Day immediately preceding the Interest Payment Date (each such date, a "Reference Date"). On each Interest Payment Date to and including __________, 2005, interest shall be payable as follows: (i) interest at the rate per annum of two percent (2%) shall be paid in cash, and (ii) interest at the rate per annum of twelve percent (12%) shall be paid in kind through the issuance of Additional Debentures having an aggregate principal amount equal to the difference between (x) the amount of interest that would be payable on the aggregate outstanding principal amount of Debentures (including any Additional Debentures theretofore issued) at the rate per annum of fourteen percent (14%) and (y) the amount of interest payable on such Interest Payment Date in cash pursuant to the foregoing clause (i), and on each Interest Payment Date thereafter (to and including the maturity date of the Debentures), interest on the Debentures (including any Additional Debentures theretofore issued) shall be paid solely in cash. Notwithstanding the foregoing, the Company, in its sole and absolute discretion, and upon written notice to the Trustee given 30 days prior to an Interest Payment Date, may elect to pay in cash the whole or any portion of any interest payment that is entitled to be paid in kind through the issuance of Additional Debentures, and the Company's payment of any such interest portion in cash in lieu of Additional Debentures shall have no effect on the Company's rights to make future interest payments in Additional Debentures as permitted by this Indenture.

                  Interest on the Debentures shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

                  The Debenture shall be in the same form and subject to the same terms (including the rate of interest from time to time payable thereon);

                  Principal of, and premium, if any, and interest on, Global Debentures shall be payable to the Depositary in immediately available funds.

                  Principal and premium, if any, and interest on Debentures shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Debentures will be payable by (i) for the cash portion, (x) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or
(y) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds, and (ii) for the portion (if any) paid by issuance of Additional Debentures, by the issuance and delivery to the Trustee for authentication of certificates representing Additional Debentures, registered in the name of the registered holder thereof, in the aggregate principal amount of the interest then so payable.

Section 2.03.     Execution and Authentication.

         (a) Two Officers shall sign the Debentures for the Company by manual or facsimile signature.

         (b) If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated by the Trustee, the Debenture shall nevertheless be valid.

         (c) A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         (d) The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Debentures for original issue.

         (e) The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.04.     Registrar and Paying Agent.

         (a) The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

         (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures. The Company initially appoints the Trustee to act as Registrar and Paying Agent with respect to any Definitive Debentures.

Section 2.05.     Paying Agent to Hold Money and Additional Debentures in
                  Trust.

                  Not later than 10:00 a.m. Eastern Time on each due date of the principal or interest on any of the Debentures, the Company shall deposit with the Paying Agent money or Additional Debentures, as the case may be, in immediately available funds if the case may be, sufficient to pay such principal or interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money or Additional Debentures held by the Paying Agent for the payment of principal, premium or interest on the Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money or Additional Debentures, as the case may be, held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money and Additional Debentures, as the case may be, held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money or Additional Debentures. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money and Additional Debentures held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

Section 2.06.     Holder Lists.

                  The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.07.     Transfer and Exchange.

         (a) When Debentures are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Debenture presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

         (b) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

                   "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO Section 2.12 OF THE INDENTURE AND
                   (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (c) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

         (d) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 2.12 and 3.06 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                  (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of
         Section 2.03 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08.     Replacement Debentures.

         (a) If any mutilated Debenture is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

         (b) Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.09.     Outstanding Debentures.

         (a) The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

         (b) If a Debenture is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         (c) If Debentures are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Section 2.10.     Treasury Debentures.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee, the pledgee's right to deliver any such direction, waiver, or consent with respect to the Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

Section 2.11.     Temporary Debentures.

                  Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Debentures shall be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Debentures in exchange for temporary Debentures.

                  Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.12.     Cancellation.

                  The Company at any time may deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder and all Debentures so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures in accordance with its customary procedure. Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. On or prior to the fourth (4th) anniversary of the Issue Date, the Company may pay defaulted interest in the form of Additional Debentures; thereafter, the Company shall pay any defaulted interest in cash. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than five (5) days prior to the related payment date for such defaulted interest. At least ten (10) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states that it intends to make payment pursuant to this Section 2.13 the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.     CUSIP Numbers.

                  The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

Section 2.15.     Issuance of Additional Debentures

                  For the purposes of paying interest on the Debentures as set forth in Section 2.02, the Company shall be entitled to issue Additional Debentures under this Indenture which shall have identical terms as the Initial Debentures issued on the Issue Date, other than with respect to the date of issuance. The Initial Debentures issued on the Issue Date and any Additional Debentures shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Debentures, the Company shall set forth in an officer's certificate, a copy of which shall be delivered to the Trustee, the following information:

                  (i) the aggregate principal amount of such Additional Debentures to be authenticated and delivered pursuant to this Indenture; and

                  (ii) the issue date of such Additional Debentures.


                                 ARTICLE 3

                         REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

                  If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least forty-five (45) days or such shorter period allowed by the Trustee before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Debentures to Be Redeemed.

                  If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

                  The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.03.     Notice of Redemption.

                  At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

                  The notice shall identify the Debentures to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price for the Debentures and accrued and unpaid interest, if any;

         (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

         (d) the name and address of the Paying Agent;

         (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed;

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures; and

         (i) the CUSIP number.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee the notice called for by Section 3.01, and shall have provided the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. A notice of redemption may not be conditional. Upon surrender of any of the Debentures called for redemption to the Paying Agent, such Debentures shall be paid on the redemption date at the redemption price, plus accrued and unpaid interest to such date.

Section 3.05.     Deposit of Redemption Price.

                  On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

                  Unless the Company shall default in the payment of Debentures (and accrued interest) called for redemption, interest on such Debentures shall cease to accrue after the redemption date.

Section 3.06.     Debentures Redeemed in Part.

                  Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.07.     Optional Redemption.

         (a) The Company may choose to redeem the Debentures at any time. If it does so, it may redeem all or any portion of the Debentures, at once or over time. To redeem the Debentures prior to ___________, 2003, the Company must pay a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to Holders of such redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

                  For purposes of this clause, the following words have the meaning set forth below:

                  "Applicable Premium" means, with respect to any Debenture on any redemption date, the greater of (1) 1.0% of the principal amount of such Debenture and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Debenture on _________, 2003 (such redemption price being set forth in the table below) plus (ii) all required interest payments due on such Debenture through __________, 2003, (excluding accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate on such redemption plus 100 basis points over (B) the principal amount of such Debenture.

                  "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least tow Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from the redemption date to _________, 2003; provided, however, that if the period from the redemption date to _________, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         (b) On or after [_________, 2003], the Company may redeem the Debentures at any time, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on [________] of the year indicated below:

                   Year                                         Percentage
                   ----                                         ----------
                   2003.......................................    112.000%
                   2004.......................................    107.000%
                   2005.......................................    103.500%
                   2006 and thereafter........................    100.000%

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                 ARTICLE 4

                                 COVENANTS

Section 4.01.     Payment of Debentures.

         (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in Sections 2.02 and 2.03 hereof. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (if other than the Company or a Subsidiary or Affiliate thereof) holds, as of 10:00 a.m. New York City time on the due date, money deposited in immediately available funds (or with respect to interest payments, Additional Debentures validly issued by the Company pursuant to Sections
2.02 and 2.03 hereof), and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to Holders on such date pursuant to the terms of this Indenture.

         (b) The Company shall pay interest on overdue principal at the rate equal to one percent (1%) per annum in excess of the then applicable interest rate on the Debentures to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

         (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.04 hereof.

Section 4.03.     Reports.

                  Whether or not the Company is required to do so by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Company shall furnish to the Trustee within fifteen (15) days of the time periods specified in the SEC's rules and regulations for filing reports, (a) all quarterly and annual financial and other information with respect to the Company and its consolidated Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q or 10-K, as the case may be, if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, and (c) as long as either of the Company or Grove Worldwide is required to file information or reports with the Commission by Section 13(a) or 15(d) under the Exchange Act, such information or reports. The Trustee will provide, at the Company's expense, copies of any such information or reports to any Holder that requests copies of such information or reports. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contain therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate.)

Section 4.04.     Compliance Certificate.

                  The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, (i) within ninety (90) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto and (ii) forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

                  The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.     Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Restricted Payments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, if at the time of making such Restricted Payment, the Company has made any portion of the interest payment in Additional Debentures on either of the last two scheduled Interest Payment Dates and if at the time of making such Restricted Payment, and after giving effect to, such proposed Restricted Payment,

         (a) a Default or Event of Default shall have occurred and be continuing,

         (b) the Company could not incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.08, or

         (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash to be the Fair Market Value thereof) would exceed an amount equal to the sum of:

                  (i) 50% of the aggregate amount of the Company's Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of the Company's Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) plus

                  (ii) Capital Stock Sale Proceeds, plus

                  (iii) the sum of

                           (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company or of any Restricted Subsidiary,

                  plus

                           (B) the aggregate amount by which Indebtedness (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet after the Issue Date upon the conversion or exchange of any Indebtedness (other than convertible or exchangeable debt issued or sold after the Issue Date) for Capital Stock (other than Disqualified Stock) of the Company or its Restricted Subsidiaries;

                           excluding in the case of (A) and (B) (i) any such Indebtedness issued or sold to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of their employees and (ii) the aggregate amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

                  (iv) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of property, in each case to the Company or any Restricted Subsidiary from such Person, plus

                  (v) $1.0 million.

                  Notwithstanding the foregoing limitation, the following shall not be prohibited:

                  (a) the payment of dividends on Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred or be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (b) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value Capital Stock of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of their employees); provided, however, that:

                           (1) such purchase, repurchase, redemption, legal
                  defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments; and (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation of Capital Stock Sale Proceeds;

                  (c) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement for any value of any Subordinated Obligations in exchange for, by conversion into or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company) or any Indebtedness permitted to be incurred pursuant to Section 4.08, hereof;

                  (d) Restricted Payments not to exceed an aggregate amount of $100,000 in any Fiscal Year, provided, however, that such payments shall not be included in the calculation of the amount of Restricted Payments, and

                  (e) the payment of cash dividends by Grove Worldwide to the Company or by the Company to Grove Investors in amounts equal to (i) the amounts required for the Company and Grove Investors to pay any Federal, state or local income taxes (in each case on a consolidated or unconsolidated basis, as required by law), (ii) the amounts required for the Company and Grove Investors to pay franchise taxes and other fees required to maintain its legal existence and (iii) amounts required for the Company and Grove Investors to pay general corporate overhead expenses in an amount not to exceed $100,000 in any Fiscal Year; and

                  (f) the payment of cash dividends by Grove Worldwide to the Company in an amount equal to the amounts required to pay cash interest, principal and premium, on any Indebtedness permitted to be incurred pursuant to Section 4.08 hereof.

Section 4.08.     Incurrence of Indebtedness and Issuance of Preferred Stock.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create or incur any Indebtedness, and will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock or Disqualified Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company), unless after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence and either:

         (a) after giving effect to the incurrence of such Indebtedness or the issuance of shares of Preferred Stock and/or Disqualified Stock and the application of the proceeds thereof, the Company's Interest Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock and/or Disqualified Stock would have been issued would be greater than 2.0 to 1.0; provided, however, that if the Indebtedness which is the subject of a determination under this clause (a) is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then the Company's Interest Coverage Ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any other Restricted Subsidiary (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by the Company and other Restricted Subsidiaries in connection with acquisitions consummated by the Company during such four-quarter period) and the inclusion in the Company's EBITDA and Interest Expense of the EBITDA and Interest Expense of the acquired Person, business, property or assets and any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the EBITDA and Interest Expense of, and pro forma expense and cost reductions relating to, any other Person, business property or assets acquired by the Company or any other Subsidiary during such four quarter period); or

         (b) such Indebtedness is

                  (i) Indebtedness represented by the Debentures issued hereunder,

                  (ii) Indebtedness under the Grove Worldwide Credit Agreement in a principal amount not to exceed $125,000,000, at any one time outstanding;

                  (iii) Indebtedness under the New Senior Secured Credit Facility in a principal amount not to exceed $50,000,000, at any one time outstanding;

                  (iv) without duplication, Indebtedness not covered by any other subclause of (b) which is outstanding on the Issue Date;

                  (v) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clauses (ii), (iii), (iv) or (viii) of this Section 4.08(b) "Refinancing Indebtedness"; provided, however, that any such Refinancing Indebtedness shall (a) be in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced or refunded; (b) have a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being renewed, extended, refinanced or refunded; (c) to the extent such Refinancing Indebtedness renews, extends, refinances or refunds Indebtedness subordinated or pari passu to the Debentures, such Refinancing Indebtedness shall be subordinated or pari passu to the Debentures at least to the same extent as the Indebtedness being renewed, extended, refinanced or refunded; and (d) not include (x) Indebtedness of a Subsidiary that renews, extends, refinances or refunds Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that renews, extends, refinances or refunds Indebtedness of an Unrestricted Subsidiary;

                  (vi) intercompany Indebtedness by or among the Company and its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations in respect of the Debentures, and (B)(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or another Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

                  (vii) Indebtedness arising under any performance or surety bond or letter of credit for workmen's compensation entered into in the ordinary course of business;

                  (viii) obligations under Hedging Contracts;

                  (ix) Indebtedness arising in connection with the terms and provisions of the Plan;

                  (x) Additional secured Indebtedness not otherwise permitted under this Section 4.08 in an aggregate outstanding principal amount not to exceed $15,000,000 at any time; and

                  (xi) Additional unsecured Indebtedness not otherwise permitted under this Section 4.08 in an aggregate outstanding principal amount not to exceed $25,000,000 at any time.

                  Notwithstanding anything contrary in this Section 4.08, the Company will not, directly or indirectly, create or incur any Indebtedness which is senior to or pari passu to the Indebtedness represented by the Debentures other than such Indebtedness set forth in clause (b) above. Further, the Company will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Debentures on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

Section 4.09.     Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                  (a) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any assets of, the Company or any other Restricted Subsidiary, and

                  (b) either:

                      (1) the Subsidiary to be so designated has total
                  assets of $1,000 or less, or

                      (2) such designation is effective immediately upon
                  such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses
(x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                      (x) the Parent could Incur at least $1.00 of
                  additional Indebtedness pursuant to clause (1) of the first paragraph of the covenant described under Section 4.08, and

                      (y) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom.

                  Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

                      (a) certifies that such designation or redesignation
                  complies with the foregoing provisions, and

                      (b) gives the effective date of such designation or
                  redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Section 4.10.     Sale of Assets.

                  The Company will not consummate any Asset Sale:

Section 4.11.     Transactions with Affiliates.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (a) the terms of such Affiliate Transaction are:

                           (1) set forth in writing, and

                           (2) no less favorable to the Company or such
                  Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                  (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

                  (c) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

                  Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

                  (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

                  (b) any Restricted Payment permitted to be made pursuant to the Section 4.07 or any Permitted Investment permitted to be made pursuant to Section 4.16 hereof; and

                  (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

                  (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $[ ] million in the aggregate at any one time outstanding;

                  (e) transactions provided for or specifically contemplated by the Plan;

                  (f) any transaction if such transaction is with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Person is treated no more favorably than any other Person who is not a holder of Indebtedness or Capital Stock of the Company in a comparable arm's-length transaction; and

                  (g) any agreement as in effect on the Issue Date or any transaction contemplated thereby.

Section 4.12.     Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Customary Permitted Liens) upon any property or asset of the Company, or such Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (other than under the Grove Worldwide Credit Agreement) which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Debentures, then the Debentures are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Debentures, any such Lien shall be subordinated to the Lien granted to the Holders to the same extent as such subordinated Indebtedness is subordinated to the Debentures.

Section 4.13.     Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14.     Offer to Purchase Upon Change of Control.

                  If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to purchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Debentures at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for purchase (the "Change of Control Payment").

                  Within thirty (30) business days following a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase the Debentures on the date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date the notice is mailed (the "Change of Control Payment Date") and described in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the purchase of the Debentures as a result of a Change of Control.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Debentures or portions of Debentures properly tendered under the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of the Debentures so tendered; and
(3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions of the Debentures being purchased by the Company.

                  The Paying Agent shall mail promptly to each Holder of Debentures so tendered the Change of Control Payment for the Debentures, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, provided, however, that each new Debenture shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  The Company shall notify each Holder of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Change of Control provisions described in this
Section 4.14 shall be applicable notwithstanding any other provisions of this Indenture.

                  The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Debentures validly tendered and not withdrawn under the Change of Control Offer.

Section 4.15. Limitation on Pledges and Issuance of Capital Stock of Restricted Subsidiaries.

                  The Company shall not and shall not permit any of its Restricted Subsidiaries (except for Grove Worldwide and any Subsidiaries of Grove Worldwide to the extent permitted by the Grove Worldwide Credit Agreement and the New Senior Secured Facility) to assign, pledge or otherwise encumber or dispose of any Capital Stock. Further, the Company shall not permit any of its Restricted Subsidiaries to issue any Capital Stock, other than (a) to the Company or a Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary or (b) pursuant to 4.07 hereof.

Section 4.16.     Investments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make or maintain any Investment except (i) to the extent that the amount of such Investment would be permitted to be made as a Restricted Payment in compliance with
Section 4.07 hereof, after the Issue Date and (ii) any of the following (which are defined as "Permitted Investments"):

         (a) Investments existing on the date of this Agreement;

         (b) Investments in Cash Equivalents;

         (c) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Company and its Restricted Subsidiaries;

         (d) Investments received in settlement of amounts due to the Company or any Restricted Subsidiary of the Company effected in the ordinary course of business;

         (e) Investments by (i) the Company in any Restricted Subsidiary, or by any Restricted Subsidiary in the Company or any other Restricted Subsidiary, or (ii) or any Restricted Subsidiary in connection with, or in anticipation of, a Permitted Acquisition;

         (f) Investments incurred in connection with the sale of the Grove Worldwide training facility in an amount not to exceed $2,000,000; and

         (g) Investments not otherwise permitted hereby in an aggregate outstanding amount not to exceed $5,000,000 at any time.

Section 4.17.     Payments for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.     Consummation Of Plan Of Reorganization.

                  No provision of this Indenture shall prevent the Company or any Restricted Subsidiary of the Company from consummating the Plan and the transactions contemplated thereby.

Section 4.19.     Operating Leases; Sale/Leasebacks.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $10,000,000 in any Fiscal Year.

         (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction covering any property with an aggregate Fair Market Value in excess of $2,000,000.

Section 4.20.     Notice of Certain Events

         The Company shall give prompt written notice to the Trustee and any Paying Agent of (a) any Default or Event of Default and (b) any cure or waiver of any Default or Event of Default.


                                 ARTICLE 5

                                 SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets.

                  The Company shall not consolidate or merge with or into another Person (whether or not the Company is the surviving corporation, and other than a merger of a wholly owned Subsidiary into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

         (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the Successor Company assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

         (c) immediately after such transaction, no Default or Event of Default exists; and

                           (A) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis, the Company or the Successor Company, as the case may be, would be able to incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph of the covenant described under Section 4.07 and

                           (B) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis, the Company or the Successor Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series or transactions.

                           Prior to the proposed transaction, the Company
                  shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02.     Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section
5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the Debentures and such default continues for a period of thirty (30) days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Debentures;

         (c) the Company fails to comply for thirty (30) days with any of the provisions of Section 5.01 hereof;

         (d) the Company or any of its Restricted Subsidiaries, for thirty
(30) days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures, fails to comply with any of its other agreements in this Indenture or the Debentures;

         (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether the Indebtedness or guarantee now exists or is created after the date hereof, which default (i) is caused by a failure to pay principal at final maturity (after giving effect to any grace period provided for) or (ii) results in the acceleration of the Indebtedness prior to its scheduled maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been such a default or failure, aggregates $5.0 million or more;

         (f) failure by the Company or any of its Significant Subsidiaries, or a group of Subsidiaries that taken together would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

         (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy
Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (iv) makes a general assignment for the benefit of its creditors; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

                  (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

                  If any Event of Default, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, all outstanding Debentures shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures, this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Debentures, waive an existing Default or Event of Default and its consequences hereunder, except
(1) a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) and (2) a default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.

                  A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

                  A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.     Rights of Holders of Debentures to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or
(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Debentures for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and interest, respectively;

                  Third: without duplication, to the Holders for any other Obligation owing to the Holders under this Indenture, the Debentures; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.


                                 ARTICLE 7

                                  TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the specific Default or Event of Default, the Debentures and this Indenture.

         (g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.     Reports by Trustee to the Holders.

                  Within 60 days after each [ ] beginning with [_________, 20__], and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.02(h) hereof occurs, the expenses and the compensation for the services
(including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08.     Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding
Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                 ARTICLE 8

                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

Section 8.02.     Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder or until the Debentures have been paid in full: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants set forth in Article 4 hereof except for Sections 4.01 and 4.02, and, with respect to the outstanding Debentures on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (h) hereof shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Debentures. In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall occur under Sections 6.01(g) or 6.01(h) hereof at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) on the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                 ARTICLE 9

                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of the Holders.

                  Notwithstanding the provisions of Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's obligations to the Holders by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

         (e) to provide for the issuance of Additional Debentures in accordance with the provisions set forth in this Indenture; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.     With Consent of the Holders.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures including Additional Debentures, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures, including Additional Debentures, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures, including Additional Debentures, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

         (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures;

         (c) reduce the rate of or extend the time for payment of interest, including default interest, on any Debenture;

         (d) make any Debenture payable in money other than that stated in the Debentures; or

         (e) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the Debentures.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Debentures.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                ARTICLE 10

                         SATISFACTION AND DISCHARGE

Section 10.01.    Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect as to all Debentures issued hereunder, when:

         (a) either:

                  (i) all Debentures that have been authenticated (except lost, stolen or destroyed Debentures that have been replaced or paid and Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (ii) all Debentures that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Debentures not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

         (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

         (c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

         (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and/or Government Securities toward the payment of the Debentures at maturity or the redemption date, as the case may be.

                  The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 10.02. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 10.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the "Trustee") pursuant to Section 10.01 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 10.03.    Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


                                ARTICLE 11

                               MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.02.    Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

         If to the Company:

                  Grove Holdings, Inc.
                  1565 Buchanan Trail East
                  Shady Grove, PA 17256-0021]
                  Attention:  General Counsel
                  Facsimile No.: (717)593-5102

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom, LLP Company Counsel Four Times Square
                  New York, NY  10036-6522
                  Attention:  Mr. Alan Straus
                  Facsimile No.: (212)735-2000

         If to the Trustee:

                  The Bank of New York
                  [Trustee's Address]
                  Facsimile No.:   [_________]
                  Attention:  Corporate Trust Department

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.    Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth
Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 11.08.    Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    Successors.

                  All covenants and agreements of the Company in this Indenture and the Debentures shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.    Severability.

                  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.    Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.









                       [Signatures on following page]









                                 SIGNATURES

Dated as of September [  ], 2001

                                     GROVE HOLDINGS, INC.


                                     By:
                                        -------------------------
                                        Name:
                                        Title:


                                     THE BANK OF NEW YORK,
                                     as Trustee


                                     By:
                                        -------------------------
                                        Name:
                                        Title: